Exhibit 10.21

Certain confidential information has been omitted from this Exhibit 10.21 pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol “* * *” at each place in this Exhibit 10.21 where the omitted information appeared in the original.

[DUKE ENERGY LETTERHEAD]

January 4, 2010

Mr. John Dickman

Director of Purchasing

Lafarge North American Inc.

12950 Worldgate Drive, Suite 400

Herndon, VA 20170

Subject: Letter of Understanding - Between Duke Energy (Miami Fort Station) and Lafarge

Dear Mr. Dickman,

In reference to the Amended and Restated Gypsum Contract dated June 8, 2005 between The Cincinnati Gas & Electric Company, an Ohio corporation and operating owner of the Miami Fort Generating Station (“Miami Fort Station”) located in North Bend, Ohio (CG&E), and Lafarge North America, Inc., a Maryland corporation (“Lafarge”), this Letter of Understanding revises the “test method” for the testing of * * * of the contract.

Below is the new agreed upon test method for testing * * * effective per this Letter of Understanding:

* * *.

We appreciate the cooperation between the Silver Grove and Miami Fort personnel to investigate and resolve this test method issue.

Sincerely,

/s/ Tony R. Mathis

Tony R. Mathis, P.E.
Director - Byproducts Management
Duke Energy Corporation

cc:	Mr. Ken Britt (Lafarge)

Mr. Scott Walton (Lafarge)

Mr. Ben G. Ruggiero (Duke Energy)

Mr. Steven Chipman (Duke Energy)

Mr. Richard T. Wilburn (Duke Energy)